CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Amendment Number 1 to Form S-1/A of our report included herein dated August 20, 2009 (except for Note 1, dated October 9, 2009) with respect to the consolidated balance sheets of China Electric Motor, Inc. and subsidiaries as of December 31, 2008 and 2007 and the related consolidated statements of operations, changes in stockholders’ equity and comprehensive income and cash flows for each of the years in the three year period ended December 31, 2008. We also consent to the reference of our Firm under the caption “Experts” in such Registration Statement and related prospectus.

/s/ Kempisty & Company CPAs PC Kempisty & Company, Certified Public Accountants, P.C. New York, New York

Dated:  October 19, 2009

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Amendment Number 1 to Form S-1/A of our report included herein dated August 20, 2009 (except for Note 1, dated October 9, 2009) with respect to the condensed Parent only balance sheets of China Electric Motor, Inc. as of December 31, 2008 and 2007 and the related condensed statements of operations and cash flows for the years ended December 31, 2008 and the period October 11, 2007 (inception) to December 31, 2007 included in Footnote 20 to the Consolidated Financial Statements of China Electric Motor, Inc. and subsidiaries.

/s/ Kempisty & Company CPAs PC Kempisty & Company, Certified Public Accountants, P.C. New York, New York

Dated:  October 19, 2009